Exhibit 10.49

JPMORGAN CHASE BANK

AND

TELEWEST COMMUNICATIONS PLC

AND

TELEWEST COMMUNICATIONS NETWORKS LIMITED

FORM OF SETTLEMENT DEED

THIS DEED is made on                      [    ]

BETWEEN:

(1)	JPMORGAN CHASE BANK, a company incorporated under the law of [ ], acting through its London Branch at 125 London Wall, London EC2Y 5AJ, England (“JPM”);

(2)	TELEWEST COMMUNICATIONS PLC, a company incorporated in England and Wales (registered no. 02983307), whose registered office is at Export House, Cowsey Way, Woking, Surrey GU21 6QX, England (“TELEWEST”); and

(3)	TELEWEST COMMUNICATIONS NETWORKS LIMITED, a company incorporated in England and Wales (registered no. 03071086), whose registered office is at Export House, Cowsey Way, Woking, Surrey GU21 6QX, England (“TCN”).

THIS DEED WITNESSES as follows:

1.	INTERPRETATION

1.1	In this Deed:

“Business Day” means any day (other than Saturday or Sunday) on which banks are open for general business in London;

“Claims” means the claims of each of the Swap Banks relating to liabilities of Telewest arising out of or in connection with the Old FX Transactions whether direct or indirect, present or future, certain or contingent and the “JPM Claim” shall be construed accordingly;

“Commitment Letter” means a commitment letter between Telewest, TCN, Telewest Global, Inc., Telewest UK Limited and TCN’s senior lenders in respect of the Revised Senior Secured Facility Agreement;

“Confirmation” means a contractual document confirming and evidencing a swap or other derivative transaction in accordance with the provisions of an ISDA Master Agreement;

“Court” means the High Court of Justice of England and Wales;

“Deeds of Novation” means the deeds of novation to be entered into between Telewest, TCN and each of the Swap Banks pursuant to which the Telewest ISDAs and the liabilities of Telewest relating to the Claims will be transferred by novation to TCN and the “JPM Deed of Novation” shall be construed accordingly;

“Effective Date” means the date on which an office copy of the order of the Court sanctioning the Scheme is delivered for registration to the Registrar of Companies of England and Wales;

“Explanatory Statement” means the explanatory statement prepared under section 426 of the Companies Act 1985 in the agreed form relating to the Scheme;

“Heads of Terms” means the document attached as Schedule II hereto which sets out the proposed method for execution of the New JPM Transaction and the Restructuring Swap Transaction;

“Interim Swap Transaction” the swap transaction entered into between TCN and JPM in accordance with clause 5, the principal terms of which are set out in Part 3 of Schedule I;

“JPM ISDA” means the ISDA Master Agreement dated as of 8 October 1998 and entered into between JPM (under its former name as “The Chase Manhattan Bank”) and Telewest;

“New Bank Documents” means the Revised Senior Secured Facility Agreement and the Security Documents, as defined in the Revised Senior Secured Facility Agreement;

“New ISDA” means the ISDA Master Agreement to be entered into between JPM and TCN;

“New JPM Transaction” means the new interest rate swap transaction, forming part of the Restructuring Swap Transaction, to be entered into between JPM and TCN in accordance with clause 4, the principal terms of which are set out in Part 2 of Schedule I;

“New JPM Transaction Confirmation(s)” means the Confirmation(s) in the agreed form entered into in relation to the New JPM Transaction in accordance with clause 4.3;

“New JPM Transaction Notional Amount” means the notional amount of the New JPM Transaction, which shall be equivalent to 25.6% of the notional amount of the Restructuring Swap Transaction (the same proportion as the amount of the JPM Claim bears to the sum of the Claims);

“Old FX Transactions” means the forward foreign exchange transactions (including the Old JPM FX Transactions) entered into by Telewest with each of the Swap Banks, as listed in Schedule IV hereto, and which are to be novated to TCN in accordance with the terms of the Deeds of Novation;

“Old JPM FX Transactions” means the forward foreign exchange transactions entered into between JPM and Telewest, governed by the JPM ISDA and evidenced by the Confirmations attached as Schedule III hereto and which are to be novated to TCN in accordance with the terms of the JPM Deed of Novation;

“Proceedings” means any form of proceedings, execution or other legal process in any jurisdiction or forum including, without limitation, any legal proceedings, demand, arbitration, levying of distress, enforcement of judgment or enforcement of any security;

“Restructuring Swap Transaction” means the interest rate swap, comprising the New JPM Transaction together with interest rate swap transactions on comparable terms to be entered into between TCN and each of the other Swap Banks, the principal terms of which are set out in Part 1 of Schedule I hereto;

“Revised Senior Secured Facility Agreement” means the amended and restated loan agreement to be entered into by TCN in respect of committed facilities of £2,030 million together with uncommitted facilities of £125 million, amending and restating the credit facility agreement dated 16 March 2001;

“Scheme” means a scheme of arrangement between Telewest and certain of its creditors pursuant to section 425 of the Companies Act 1985;

“Scheme Creditors” has the meaning as defined in the Explanatory Statement;

“Settlement Deed” means a settlement deed in comparable terms to this Deed to be entered into between Telewest, TCN and a Swap Bank;

“Swap Banks” means JPM, The Royal Bank of Scotland plc, The Bank of New York and Credit Agricole Indosuez; and

“Telewest ISDAs” means the ISDA Master Agreements entered into between Telewest and each of the Swap Banks and includes the JPM ISDA.

1.2	In this Deed, a reference to:

1.2.1	a document in the “agreed form” is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of TCN and JPM;

1.2.2	a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Deed and any subordinate legislation made or other thing done under the statutory provision before the date of this Deed;

1.2.3	a person includes a reference to a corporation, body corporate, association or partnership;

1.2.4	a person includes a reference to that person’s legal personal representatives, successors and permitted assigns;

1.2.5	the singular includes the plural and vice versa;

1.2.6	a time of day is a reference to the time in London, unless a contrary indication appears; and

1.2.7	a clause or schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Deed.

1.3	The headings in this Deed do not affect its interpretation.

2.	CONDITIONS

2.1	The effectiveness of this Deed is subject to the following:

2.1.1	The Effective Date occurring by the later of 90 calendar days after the date of the Commitment Letter or 60 calendar days after the date of any vote by Scheme Creditors to approve the Scheme, subject to such vote occurring on or before 75 calendar days after the date of the Commitment Letter;

2.1.2	Delivery to JPM of a copy of the Court order sanctioning the Scheme, the terms of which confirm that an undertaking has been given by the directors of Telewest at the Court hearing to sanction the Scheme that the Scheme will not be made effective unless and until the directors of Telewest are satisfied that TCN and TCN’s senior lenders have entered into the New Bank Documents and that the Recapitalisation Supplemental Deed Effective Date (as such term is defined in the New Bank Documents) has occurred or its occurrence is conditional only upon the Effective Date of the Scheme;

2.1.3	Delivery by JPM of a letter of certification to TCN confirming that the New Bank Documents are in satisfactory form;

2.1.4	Receipt by JPM of its reasonable costs and expenses (including legal fees) properly incurred up until the date five Business Days before the Effective Date in connection with this Deed or arising out of negotiations for the settlement of the JPM Claim and the entering into of the Interim Swap Transaction and the New JPM Transaction; and

2.1.5	Delivery by JPM of a letter of certification to TCN confirming that the form of the New JPM Transaction Confirmation(s) (other than in respect of the economic terms of the New JPM Transaction) is acceptable to JPM acting reasonably.

2.2	In the event that any of the foregoing conditions is not fulfilled, this Deed shall be deemed to have had no effect from the date of its execution and the JPM Claim shall be reinstated in full.

3.	RELEASE AND DISCHARGE

With effect from the Effective Date, JPM and TCN hereby release and discharge each other from their respective liabilities, duties and obligations under and in respect of or capable of arising under or connected with the Old JPM FX Transactions (whether direct or indirect, foreseen or unforeseen, contingent or actual, present or future) and that their respective rights under such transactions shall be cancelled in full.

4.	NEW JPM TRANSACTION

4.1	JPM and TCN undertake and agree to enter into the New JPM Transaction no later than the Business Day next following the seventy-fifth calendar day after the Effective Date.

4.2	The New JPM Transaction will be executed in accordance with the Heads of Terms which makes provision, without limitation, for the following:

4.2.1	the New JPM Transaction may be entered into in one or more tranches, provided that the aggregate notional amount of such tranches is equal to the New JPM Transaction Notional Amount; and

4.2.2	the rate(s) at which the New JPM Transaction is executed will be determined in accordance with the price quoted by JPM and/or the price quoted by a Swap Bank or a bank selected by TCN in an auction process.

4.3	JPM and TCN shall enter into one or more New JPM Transaction Confirmation(s) specifying the terms of each tranche of the New JPM Transaction. The New JPM Transaction will be governed by the New ISDA and shall be deemed a Transaction for the purposes thereof.

5.	INTERIM SWAP TRANSACTION

5.1	With effect from the Effective Date, JPM and TCN shall enter into the Interim Swap Transaction with a notional amount equal to the New JPM Transaction Notional Amount. JPM and TCN shall enter into a Confirmation specifying the terms of the Interim Swap Transaction. The Interim Swap Transaction will be governed by the New ISDA and shall be deemed a Transaction for the purposes thereof.

5.2	The Interim Swap Transaction will be cancelled and replaced by the New JPM Transaction when and to the extent that the tranche(s) of the New JPM Transaction are entered into in respect of the same notional principal amount. For the avoidance of doubt, no payments will be made or will be required to be made under the Interim Swap Transaction unless the New JPM Transaction does not come into full force and effect as provided under the terms of this Deed.

6.	THE BRINGING OF LEGAL PROCEEDINGS

JPM covenants not to commence or continue any Proceedings whatsoever against TCN arising out of or in any way connected to the JPM Claim, save in the event that this Deed is breached or is deemed ineffective.

7.	FULL AND FINAL SETTLEMENT

JPM hereby agrees and acknowledges that the release and discharge referred to in clause 3 above will result in the extinguishment of the JPM Claim and that TCN and JPM’s entry into the Interim Swap Transaction shall be in full and final settlement of such JPM Claim.

8.	REPRESENTATIONS AND WARRANTIES

On the date of this Deed, on the Effective Date and on each date on which a tranche of the New JPM Transaction is entered into, JPM and TCN make to each other those representations and warranties set forth in Section 3(a) of the New ISDA.

9.	FURTHER ASSURANCES

9.1	The parties to this Deed hereby undertake and agree to do all such acts and execute and deliver all such documents as may be reasonably required for the purposes of giving effect to the provisions of this Deed.

9.2	Without prejudice to the condition set out in sub-clause 2.1.4, TCN agrees to pay any further and additional reasonable costs and expenses (including legal fees) which JPM may properly incur in connection with this Deed and as a result of the negotiation, preparation and execution of this Deed, the implementation of the Interim Swap Transaction and the implementation of the New JPM Transaction (including on or after the date five Business Days before the Effective Date).

10.	THIRD PARTY RIGHTS

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

11.	GOVERNING LAW

This Deed and all matters arising from or connected with it are governed by English law.

12.	JURISDICTION

12.1	The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Deed (a “Dispute”), including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity.

12.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

14.	EXECUTION AND DELIVERY

IN WITNESS WHEREOF this Deed has been executed on behalf of the parties as a deed and is delivered as a deed on the date specified above.

Executed as a deed by
JPMORGAN CHASE BANK	)

Signature of director

Name of director

Signature of director/secretary

Name of director/secretary

Executed as a deed by
TELEWEST COMMUNICATIONS PLC	)

Signature of director

Name of director

Signature of director/secretary

Name of director/secretary

Executed as a deed by
TELEWEST COMMUNICATIONS	)
NETWORKS LIMITED	)

Signature of director

Name of director

Signature of director/secretary

Name of director/secretary

SCHEDULE I

Part 1

Principal Terms of the Restructuring Swap Transaction

Fixed Rate Payer:	TCN

Floating Rate Payer:	The Swap Banks

Payments by TCN:	Fixed Rate (determined in accordance with the Heads of Terms) + 90 basis points (the “Spread”)

Notional Amount:	£1,000 million

Transaction Date:	The date or dates on which the Restructuring Swap Transaction is entered into determined in accordance with the Heads of Terms

Forward Starting Date:	91st calendar day after the Effective Date of the Scheme (adjusted in accordance with the modified following business day convention so that the Forward Starting Date falls on a good Business Day)

Payment Dates:	Quarterly

Maturity Date:	3 years from the Forward Starting Date

Fixed Rate Payer Initial Exchange Amount:	0.225% of the Notional Amount

Initial Exchange Amount Payment Date:	Forward Starting Date

Payments of the Spread:	On each quarterly Payment Date except for the final Payment Date (i.e. the Maturity Date)

Security:	Share in the security under the bank deal as set out in the New Bank Documents

Part 2

Principal Terms of the New JPM Transaction

Fixed Rate Payer:	TCN

Floating Rate Payer:	JPM

Payments by TCN:	Fixed Rate (determined in accordance with the Heads of Terms) + 90 basis points

New JPM Transaction Notional Amount:	25.6% of the Restructuring Swap Transaction Notional Amount

Transaction Date:	The date or dates on which the New JPM Transaction is entered into determined in accordance with the Heads of Terms

Forward Starting Date:	91st calendar day after the Effective Date of the Scheme (adjusted in accordance with the modified following business day convention so that the Forward Starting Date falls on a good Business Day)

Payment Dates:	Quarterly

Maturity Date:	3 years from the Forward Starting Date

Proportion of Initial Exchange Amount due to JPM:	£576,000.00

Initial Exchange Amount Payment Date:	Forward Starting Date

Payments of the Spread:	On each quarterly Payment Date except for the final Payment Date (i.e. the Maturity Date)

Security:	Share in the security under the bank deal as set out in the New Bank Documents

Part 3

Principal Terms of the Interim Swap Transaction

Floating Rate Payer:	TCN

Floating Rate Payer:	JPM

Payments by JPM:	LIBOR

Payments by TCN:	LIBOR + 90 basis points

Interim Swap Transaction Effective Date:	The Effective Date of the Scheme as defined in clause 1.1

Payment Dates:	Quarterly

Termination Date:	The date or dates constituting the Transaction Date of the New JPM Transaction

Tenor:	3 years (subject to (early) termination on the Termination Date(s))

Security:	Share in the security under the bank deal as set out in the New Bank Documents

SCHEDULE II

HEADS OF TERMS

SCHEDULE III

OLD JPM FX TRANSACTIONS

SCHEDULE IV

OLD FX TRANSACTIONS